                                                                 EXHIBIT 3.23(b)


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================================================================================

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
               WESTMARK REAL ESTATE ACQUISITION PARTNERSHIP, L.P.,
                         a Delaware Limited Partnership

                                 by and between

                     CB COMMERCIAL REAL ESTATE GROUP, INC.,
                             a Delaware Corporation,

                               as General Partner,

                                       and

                          Vincent F. Martin, Jr., Inc.,
                            a California Corporation,

                            Stanton H. Zarrow, Inc.,
                            a California Corporation,

                             Bruce L. Ludwig, Inc.,
                            a California Corporation,

                               Sol L. Rabin, Inc.,
                            a California Corporation,

                             Roger C. Schultz, Inc.,
                            a California Corporation,

                               as Limited Partners

                           dated as of October 1, 1995


================================================================================

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                           Page
                                                                                           ----
ARTICLE 1     Definitions ..............................................................      2

ARTICLE 2     General Provisions .......................................................      3

     2.1.     Formation of the Partnership .............................................      3
     2.2.     Name .....................................................................      3
     2.3.     Principal Place of Business ..............................................      3
     2.4.     Registered Office; Agent for Service of Process ..........................      3
     2.5.     Term .....................................................................      3
     2.6.     Qualification of Other Jurisdictions .....................................      3
     2.7.     Business of the Partnership  .............................................      4

ARTICLE 3     Management ...............................................................      4

     3.1.     Management ...............................................................      4
     3.2.     Affiliate Transactions ...................................................      5
     3.3.     Limited Partner ..........................................................      5
     3.4.     Limitation of Powers. ....................................................      6
     3.5.     Expenses .................................................................      6
     3.6.     Right of Third Parties To Rely on Authority of General Partner ...........      6

ARTICLE 4     Capital Contributions, Withdrawals and Capital Accounts ..................      6

     4.1.     Contributions of General Partner .........................................      6
     4.2.     Contributions of Limited Partner .........................................      7
     4.3.     No Additional Contributions ..............................................      7
     4.4.     Return of Capital Contributions, Etc. ....................................      7
     4.5.     Interest .................................................................      7
     4.6.     Loans from Partners ......................................................      7
     4.7.     Priority .................................................................      7
     4.8.     Capital Accounts. ........................................................      7
     4.9.     Revaluations. ............................................................      8

ARTICLE 5     Profits, Losses and Distributions ........................................      8

     5.1.     Allocation of Profits and Losses .........................................      8
     5.2.     Distributions. ...........................................................     12

ARTICLE 6     Transfer of Partnership Interests ........................................     12

     6.1.     Restriction on Transfer ..................................................     12
     6.2.     Effect of Purported Transfer .............................................     12

     6.3.     Liability for Breach .......................................................   12

ARTICLE 7     Dissolution of the Partnership .............................................   12

     7.1.     Liquidation ................................................................   12
     7.2.     Events of Dissolution ......................................................   13
     7.3.     Continuation ...............................................................   13
     7.4.     Winding Up .................................................................   13
     7.5.     Liquidating Distributions ..................................................   13
     7.6.     No Deficit Restoration .....................................................   14

ARTICLE 8     Amendments .................................................................   14

     8.1.     Amendment by General Partner ...............................................   14
     8.2.     Consent of Limited Partners ................................................   15

ARTICLE 9     Accounting .................................................................   15

     9.1.     Fiscal Year ................................................................   15
     9.2.     Tax Matters Partner ........................................................   15
     9.3.     Books and Records ..........................................................   15
     9.4.     Tax Information ............................................................   15

ARTICLE 10    Miscellaneous ..............................................................   15

     10.1.    Execution in Counterparts ..................................................   15
     10.2.    Notices ....................................................................   15
     10.3.    Governing Law, etc. ........................................................   16
     10.4.    Other Business Ventures ....................................................   16
     10.5.    Indemnification and Liability of Partners ..................................   17
     10.6.    Additional Instruments .....................................................   17
     10.7.    Titles and Subtitles .......................................................   17
     10.8.    Words and Gender ...........................................................   17
     10.9.    Severability ...............................................................   18
     10.10.   Waiver .....................................................................   18
     10.11.   Attorneys' Fees ............................................................   18
     10.12.   Amendments .................................................................   18
     10.13.   Entire Agreement ...........................................................   18
     10.14.   Waiver of Partition ........................................................   18

                              AMENDED AND RESTATED
                              --------------------

                        AGREEMENT OF LIMITED PARTNERSHIP
                        --------------------------------

                                       OF
                                       --

               WESTMARK REAL ESTATE ACQUISITION PARTNERSHIP, L.P.,
               ---------------------------------------------------

                         A Delaware Limited Partnership
                         ------------------------------

     THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") of WESTMARK REAL ESTATE ACQUISITION PARTNERSHIP, L.P. (the "Partnership") is entered into as of October 1, 1995, by and between CB COMMERCIAL REAL ESTATE GROUP, INC., a Delaware corporation (the "General Partner"), as the general partner, and Vincent F. Martin, Jr., Inc., a California corporation, Stanton H. Zarrow, Inc., a California corporation, Bruce L. Ludwig, Inc., a California corporation, Sol
L. Rabin, Inc., a California corporation, and Roger C. Schultz, Inc., a California corporation, (individually "Limited Partner" and collectively the "Limited Partners"), as the limited partners. The General Partner and the Limited Partners are collectively referred to as the "Partners."

                              W I T N E S S E T H:

     WHEREAS, the General Partner has heretofore formed the Partnership as a Delaware limited partnership, pursuant to an Agreement of Limited Partnership dated as of May 15, 1995 (the "Original Partnership Agreement"), to acquire and own Westmark Realty Advisors L.L.C. ("Westmark"); and

     WHEREAS, the Partnership indirectly acquired Westmark on June 30, 1995 by acquiring (i) all of the issued and outstanding common stock of the Limited Partners, which held general partner interests in HoldPar A, a general partnership which owns an interest in Westmark, and (ii) general partner interests in HoldPar B, a general partnership which owns the balance of the interest in Westmark; and

     WHEREAS, the Partnership distributed to the General Partner all of the issued and outstanding common stock of the Limited Partners, following which the Limited Partners contributed to the Partnership their interests in HoldPar A in exchange for limited partner interests in the Partnership; and

     WHEREAS, the initial limited partner of the Partnership, which in accordance with the terms of the Original Partnership Agreement is requiring the Partnership to repurchase its interest in the Partnership, will be replaced by the Limited Partners; and

     WHEREAS, the Partners wish to amend and restate the Original Partnership Agreement.

     NOW, THEREFORE, effective as of October 1, 1995 the Original Partnership Agreement is hereby amended and restated to read as follows:

                                    ARTICLE 1
                                   Definitions
                                   -----------

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the terms used in this Agreement.

     1.1  "Act" means the Delaware Uniform Limited Partnership Act, as amended.

     1.2 "Affiliate" means any Person that, directly or indirectly, alone or through one or more intermediaries, controls, is controlled by or is under common control with another Person. For purposes of this Agreement, control shall mean the power to direct the management and policies of a Person.

     1.3 "Agreement" means this Agreement of Limited Partnership, including all amendments and modifications hereto, and all schedules and exhibits to which reference is made herein.

     1.4 "Capital Account" has the meaning provided for in Section 4.8 of this Agreement.

     1.5  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.6 "Debtor Relief Law" means the Title 11 of the United States Code (the "Bankruptcy Code"), as amended, and any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or other similar law, statute, ordinance, regulation or rule of any country, state, county, city, or local or regional governmental instrumentality affecting the rights of creditors generally.

     1.7 "General Partner" means CB Commercial Real Estate Group, Inc. and any permitted successors or assigns, and any Person admitted to the Partnership as a general partner in compliance with the terms of this Agreement.

     1.8 "Income Tax Regulations" means the regulations issued pursuant to the Code.

     1.9 "Limited Partner" means each of the persons named herein as a Limited Partner.

     1.10 "Partner" means either the General Partner or the Limited Partner.

     1.11 "Percentage Interest" means each Partner's interest in the Partnership as set forth on Exhibit A.

     1.12 "Person" means an individual or corporation, partnership, estate, trust, unincorporated organization, association or other entity.

     1.13 "Transfer" means any sale, assignment, gift, pledge, hypothecation, mortgage, encumbrance, exchange or any other disposition, whether voluntary or involuntary.

     1.14 "Westmark" means Westmark Realty Advisors L.L.C., a limited liability company organized under the laws of the state of Delaware.

                                    ARTICLE 2
                               General Provisions
                               ------------------

     2.1  Formation of the Partnership. The General Partner and the then Limited
          ----------------------------
Partner formed the Partnership effective May 15, 1995 as a limited partnership, pursuant to the Act, as it may be amended from time to time, and this Agreement. Except as provided in this Agreement, the rights, duties, liabilities and obligations of the General Partner and the Limited Partner and the administration, dissolution, winding up and termination of the Partnership shall be governed by the Act.

     2.2 Name. The name of the Partnership shall be: Westmark Real Estate Acquisition Partnership, L.P. The name may be changed by the General Partner.

     2.3 Principal Place of Business. The principal office and place of business of the Partnership shall be located at 533 S. Fremont Avenue, 10th Floor, Los Angeles, CA 90071-1798. The principal place of business of the Partnership may be changed by the General Partner to any location within the states of California, Delaware or New York.

     2.4 Registered Office; Agent for Service of Process. The address of the Partnership's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The agent for service of process at such address for the Partnership in the State of Delaware is The Corporation Trust Company. Agents for service of process of the Partnership may not be changed by the General Partner. The Partnership will qualify to do business in the States of California and New York and will designate the Corporation Trust Company as agent for service of process in California and New York.

     2.5 Term. The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of Delaware, and shall continue through the 99th anniversary thereof, unless earlier dissolved as provided in Article 7. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Partnership's Certificate of Limited Partnership.

     2.6 Qualification of Other Jurisdictions. The General Partner shall cause the Partnership to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership owns property or engages in activities if such qualification, formation or registration is necessary to permit the Partnership lawfully to own property and engage in the Partnership's business or transact business. The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Partnership to engage in the Partnership's business as a limited partnership in all jurisdictions where the Partnership elects to engage in or do business.

     2.7  Business of the Partnership.

     (a) The Partnership is organized for the purposes described in the recitals to this Agreement and to engage in all necessary and appropriate activities and transactions as the General Partner may deem necessary or advisable in connection therewith.

     (b) The Partnership may invest any funds which are held prior to investment or distribution, or held in any reserve established by the General Partner, in U.S. Treasury Bills and other short-term obligations of the government of the United States of America or in the following instruments: certificates of deposit and short-term time deposits of commercial banks, commercial paper, money market funds and repurchase agreements.

     (c) Subject to the terms of this Agreement, the Partnership may enter into, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may be necessary or appropriate to carry out the foregoing purposes.

                                    ARTICLE 3
                                   Management
                                   ----------

     3.1 Management. Subject to the provisions of the Act and any limitations in this Agreement, complete and exclusive power to direct and control the business and affairs of the Partnership is delegated to the General Partner. The Limited Partners, by execution of this Agreement, agree to, consent to and acknowledge the delegation of powers and authority to the General Partner and to the actions and decisions taken by the General Partner within the scope of its authority as provided herein. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the General Partner shall have the following powers:

          (a) To conduct, manage and control the business and affairs of the Partnership and to make such rules and regulations therefor not inconsistent with law or with this Agreement, as the General Partner shall deem to be in the best interests of the Partnership.

          (b) To administer the financial affairs of the Partnership, make tax and accounting elections, including an election or elections under Section 754 of the Code, file all required tax returns relating to the Partnership, pay the liabilities of the Partnership from the funds of the Partnership and distribute the profits of the Partnership to the Partners as provided for herein.

          (c) To appoint and remove at pleasure the agents and employees of the Partnership, prescribe their duties and fix their compensation.

          (d) To borrow money and to cause to be executed and delivered therefor, in the Partnership's name, promissory notes, bonds, debentures, and if security is required therefor, to mortgage or subject to any other security device any portion of the property of the Partnership, to obtain replacements of any mortgage or other security device and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as it deems, in its sole discretion, to be in the best interests of the Partnership.

          (e) To acquire, lease or purchase and finance real and personal property, equipment and supplies for the operation of the Partnership.

          (f) To purchase and maintain any insurance for the Partnership or with respect to its assets or operations deemed necessary and proper by the General Partner for the protection of the Partnership, for the conservation of its assets or for any purpose convenient to or beneficial to the Partnership.

          (g) To set up record keeping, billing and accounts payable accounting systems.

          (h) To open, maintain and close bank accounts and draw checks and other orders for the payment of money.

          (i)  To adjust, arbitrate, compromise, sue or defend, abandon or otherwise deal with and settle any and all claims in favor of or against the Partnership as the General Partner deems proper.

          (j) To enter into, make perform and carry out all types of contracts, leases and other agreements and to amend, extend or modify any contract, lease or agreement at any time entered into by the Partnership.

          (k) To execute, on behalf of and in the name of the Partnership, any and all contracts, leases, agreements, instruments, notes, certificates, deeds, mortgages, deeds of trust or other documents of any kind or nature as deemed necessary or desirable.

          (l) To take any action expressly delegated to the General Partner pursuant to any provision of this Agreement.

          (m) To do all other acts necessary or desirable to carry out the business for which the Partnership is formed or which may facilitate the General Partner's exercise of its powers hereunder.

          (n)  To perform or delegate all acts or decisions described in this
     Section 3.1 with respect to any partnership, limited liability company, corporation or other entity controlled by the Partnership, on behalf of the Partnership in its capacity as an equity holder, directly or indirectly, in any such entity.

     3.2 Affiliate Transactions. Transactions between the Partnership, the General Partner and their Affiliates are hereby expressly authorized.

     3.3 Limited Partner. Except as provided in this Agreement or otherwise required by law, the Limited Partners shall not participate in the control, management, direction or operation of the business of the Partnership, nor have the right, power or authority to be consulted with respect to the affairs of the Partnership nor have the power to sign documents for or otherwise bind the Partnership and shall have no right to vote on any matter except those expressly set forth in this Agreement or as otherwise required by law.

     3.4  Limitation of Powers.

     (a) The authority granted to the General Partner shall be subject only to such limitations as are expressly stated in this Agreement. The General Partner shall have no right, without the express unanimous written consent of the Limited Partners, which would directly or indirectly result in the sale of all or substantially all of the shares, businesses or assets of Westmark Realty Advisors L.L.C.

     (b)       No Partner, without the consent of the other Partner, shall:

                    (1)  Do any act in contravention of this Agreement .

                    (2) Do any act which would make it impossible to carry on the ordinary business of the Partnership.

                    (3) Possess Partnership property, or assign such Partner's interest or rights in specific Partnership property for other than a Partnership purpose.

     3.5 Expenses. The Partnership shall pay (or reimburse the General Partner for) all fees, expenses and other similar costs relating to the Partnership, its assets and its business including, without limitation, the following costs: organizational expenses, interest, legal fees, accounting fees, consulting fees, appraisal fees, expenses of the Partnership in connection with the preparation of federal and state tax returns, costs of Partnership meetings (if any), all costs of acquisition and disposition of assets (including legal, overhead expenses, accounting, banking and advisory fees, expenses and commissions), fees and expenses incurred in connection with investigation, prosecution or defense of any claims by or against the Partnership, all costs of insurance and any extraordinary or other expenses which the General Partner reasonably determines should properly be considered related to the business of the Partnership or its assets.

     3.6 Right of Third Parties To Rely on Authority of General Partner. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use. Any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially.

                                   ARTICLE 4
             Capital Contributions, Withdrawals and Capital Accounts
             -------------------------------------------------------

     4.1 Contributions of General Partner. The General Partner has heretofore made a capital contribution to the Partnership in the amount of $7,500,000 in cash.

     4.2 Contributions of Limited Partners. Concurrently with the execution of this Agreement, each of the Limited Partners shall make a capital contribution to the Partnership in the form of an interest in HoldPar A, a general partnership organized under the laws of Delaware, which interest is valued as set forth on Exhibit B hereto.

     4.3 No Additional Contributions. Except as may be required by this Agreement, no Partner shall have any obligation to make further contributions to the capital of the Partnership.

     4.4 Return of Capital Contributions, Etc. No Partner shall be entitled to withdraw any amount from its Capital Account prior to the dissolution of the Partnership. No Partner shall have the right to demand the return of its capital contributions or receive property or assets other than cash in upon dissolution of the Partnership or liquidation of such Partner's interest in the Partnership.

     4.5 Interest. No interest shall be paid on or with respect to the Capital Account or capital contributions of any of the Partners.

     4.6 Loans from Partners. Loans by a Partner shall not be considered contributions to the capital of the Partnership, except as herein provided.

     4.7 Priority. No Partner shall be entitled to priority over the other Partner, either with respect to a return of its capital contributions, allocations of income, gain, loss, credit, or distributions, except as herein provided.

     4.8  Capital Accounts.

     (a) A single capital account (the "Capital Account") shall be maintained for each Partner (regardless of the class of interests owned by such Partner and regardless of the time or manner in which such interests were acquired) in accordance with the capital accounting rules of section 704(b) of the Code, and the regulations thereunder (including without limitation section 1.704-1(b)(2)(iv) of the Income Tax Regulations). In general, under such rules, a Partner's Capital Account shall be:

                   (1) increased by (A) the amount of money contributed by the Partner to the Partnership (including the amount of any Partnership liabilities that are assumed by such Partner other than in connection with distribution of Partnership property); (B) the fair market value of property contributed by the Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under section 752 of the Code); and (C) allocations to the Partner of Partnership income and gain (or item thereof), including income and gain exempt from tax; and

                   (2) decreased by (A) the amount of money distributed to the Partner by the Partnership (including the amount of such Partner's individual liabilities that are assumed by the Partnership other than in connection with contribution of property to the Partnership), (B) the fair market value of property distributed to the Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under section 752 of the Code); (C) allocations to the Partner of expenditures of the Partnership not deductible in computing its taxable income and not properly chargeable to a capital account; and
     (D) allocations to the Partner of Partnership loss and deduction (or item thereof).

     (b) Where section 704(c) of the Code applies to Partnership property or where Partnership property is revalued pursuant to paragraph (b)(2)(iv)(f) of section 1.704-1 of the Income Tax Regulations, each Partner's Capital Account shall be adjusted in accordance with paragraph (b)(2)(iv)(g) of section 1.704-1 of the Income Tax Regulations as to allocations to the Partners of depreciation, depletion, amortization and gain or loss, as computed for book purposes with respect to such property.

     (c) When Partnership property is distributed in kind (whether in connection with liquidation and dissolution or otherwise) or where a revaluation of the Partnership property pursuant to section 1.704-1(b)(2)(iv)(f) of the Income Tax Regulations occurs, the Capital Accounts of the Partners shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Account previously) would be allocated among the Partners if there were a taxable disposition of such property for the fair market value of such property (taking into account section 7701(g) of the Code) on the date of distribution.

     (d) The Partners shall direct the Partnership's accountants to make all necessary adjustments in each Partner's Capital Account as required by the capital accounting rules of section 704(b) of the Code and the regulations thereunder.

     4.9  Revaluations.

     (a) Upon the occurrence of any of the events provided for in section1 1.704-1(b)(2)(iv)(f) of the Income Tax Regulations which permit a revaluation of the Partnership's assets, the General Partner shall cause the assets of the Partnership to be revalued pursuant to section 1.704-1(b)(2)(iv)(f) of the Income Tax Regulations and Section 4.8(c); provided, however, that no revaluation shall occur if the General Partner reasonably determines that a revaluation would not materially affect the Capital Accounts of the Partners or if the cost of such revaluation to the Partnership is reasonably determined by the General Partner to be disproportionate to any benefit to be derived by the Partners from such revaluation.

     (b) Any gain or loss arising from a revaluation of any Partnership asset pursuant to this Section 4.9 shall respectively be credited to or debited from the Partners' Capital Accounts in accordance with Article 5 hereof.

                                    ARTICLE 5
                        Profits, Losses and Distributions
                        ---------------------------------

     5.1 Allocation of Profits and Losses. A Partner's distributive share of income, gain, loss, deduction or credit (or items thereof) as shown on the annual federal income tax return prepared by the Partnership's accountants or as finally determined by the Internal Revenue Service or the courts, and as modified by the capital accounting rules of section 704(b) of the Code and the regulations thereunder as implemented by Section 4.9 hereof, as applicable, shall be determined as provided in this Article 5.

     (a) Except as otherwise provided in this Article 5, items of Partnership income, gain, loss, deduction and credit shall be allocated among the Partners proportionately in accordance with their Percentage Interests.

     (b) Solely for tax purposes, in determining each Partner's allocable share of the taxable income or loss of the Partnership, depreciation, depletion, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where Partnership property is revalued pursuant to paragraph (b)(2)(iv)(f) of section 1.704-1 of the Income Tax Regulations, shall be allocated to the Partners under the traditional method as provided in section 1.704-3(b) of the Income Tax Regulations.

     (c) Notwithstanding anything to the contrary in this Article 5, if there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (as such terms are defined in sections 1.704-2(b) and 1.704-2(i)
(2), respectively, of the Income Tax Regulations) during a Partnership taxable year, then each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years), to the extent required by, and in the manner provided in, section 1.704-2 of the Income Tax Regulations. This provision is intended to be a "minimum gain chargeback" within the meaning of sections 1.704-2(f) and, 1.704-2(i)(4) of the Income Tax Regulations and shall be interpreted and implemented as therein provided.

     (d) Subject to the provisions of Section 5.1(c), but otherwise notwithstanding anything to the contrary in this Article 5, if any Partner's capital account has a deficit balance in excess of such Partner's obligation to restore its capital account balance, computed in accordance with the rules of paragraph (b)(2)(ii)(d) of section 1.704-1 of the Income Tax Regulations (including such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain as provided in section 1.704-2(g) and 2(i)(5) of the Income Tax Regulations), then sufficient amounts of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) shall be allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible. This provision is intended to be a "qualified income offset" within the meaning of section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations and shall be interpreted and implemented as therein provided.

     (e) Subject to the provisions of section 704(c) of the Code and Sections 5.1(b) through (d) hereof, gain recognized (or deemed recognized under the provisions hereof) upon the sale or other disposition of Partnership property, which is treated as depreciation recapture, shall be allocated proportionately among the Partners in the same ratio as they deducted such depreciation.

     (f) Except as otherwise provided in Section 5.1(j), if and to the extent any Partner is deemed to recognize income as a result of any loans described herein pursuant to the rules of sections 1272, 1273, 1274, 7872 or 482 of the Code, or any similar provision now or hereafter in effect, any corresponding resulting deduction of the Partnership shall be allocated to the Partner who is charged with the income. Subject to the provisions of section 704(c) of the Code and Sections 5.1(b) through (d) hereof, if and to the extent the Partnership is deemed to recognize income as a result of any loans described herein pursuant to the rules of sections 1272, 1273,

1274, 7872 or 482 of the Code, or any similar provision now or hereafter in effect, such income shall be allocated to the Partner who is entitled to any corresponding resulting deduction.

     (g) Except as otherwise required by law, tax credits shall be allocated among the Partners pro rata in accordance with the manner in which Partnership profits are allocated to the Partners under this Article 5, as of the time the credit property is placed in service or if no property is involved, as of the time the credit is earned. Recapture of any tax credit required by the Code shall be allocated to the Partners in the same proportion in which such tax credit was allocated.

     (h) Except as provided in Sections 5.1(f) and (g) hereof or as otherwise required by law, if the Percentage Interest of a Partner is changed herein during any taxable year, all items to be allocated to the Partners for such entire taxable year shall be prorated on the basis of the portion of such taxable year which precedes each such change and the portion of such taxable year on and after each such change according to the number of days in each such portion, and the items so allocated for each such portion shall be allocated to the Partners in the manner in which such items are allocated as provided in this
Article 5 during each such portion of the taxable year in question; provided that, if the transferor and a permitted transferee of an interest in the Partnership (i) shall both have given the Partnership written notice within 15 days of the end of such taxable year of the Partnership stating their agreement that such division and allocation shall be made on some other basis permitted by Code section 706(d) and (ii) shall have agreed to reimburse the Partnership for any incremental accounting fees and other expenses incurred by the Partnership in utilizing such other basis for such division and allocation, then such other basis permitted by Code section 706(d) shall be used.

     (i) Any special allocation of income or gain pursuant to Section 5.1(c) or 5.1(d) hereof shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article 5 so that the net amount of all such allocations to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Article 5 if such special allocations of income or gain under Section 5.1(c) or 5.1(d) hereof had not occurred.

     (j)        Items of deduction and loss shall be allocated as follows:

                   (1) Items of deduction and loss attributable to recourse liabilities of the Partnership (within the meaning of section 1.752-1(a)(1) of the Income Tax Regulations but excluding Partner nonrecourse debt within the meaning of section 1.704-2(b)(4) of the Income Tax Regulations) shall be allocated among the Partners in accordance with the ratio in which the Partners share the economic risk of loss (within the meaning of section 1.752-2 of the Income Tax Regulations) for such liabilities.

                   (2) Items of deduction and loss attributable to Partner nonrecourse debt within the meaning of section 1.704-2(b)(4) of the Income Tax Regulations shall be allocated to the Partners bearing the economic risk of loss with respect to such debt in accordance with section 1.704-2(i) of the Income Tax Regulations.

                   (3) Items of deduction and loss attributable to Partnership nonrecourse liabilities within the meaning of section 1.704-2(b)(1) of the Income Tax Regulations shall be allocated among the Partners proportionately in accordance with their Percentage Interests; provided, however, that during the period prior to the effective date of the 399 Contribution, said allocation shall be made 99.9% to the General Partner and 0.1% to the Limited Partner.

                   (4) All other items of deduction and loss ("Net Loss") shall be allocated among the Partners, proportionately in accordance with their Percentage Interests; provided, further, that Net Loss shall not be allocated to any Partner to the extent it would create a deficit balance in excess of such Partner's obligation to restore its capital account balance, computed in accordance with the rules of section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations (including such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain as provided in section 1.704-2(g) and 2(i)(5) of the Income Tax Regulations). Any Net Loss which cannot be allocated to a Partner because of the limitation set forth in the previous sentence shall be allocated to the other Partner to the extent the other Partner is not subject to such limitation, and any remaining amount shall be allocated among the Partners in the manner required by the Code and the Income Tax Regulations.

     (k)        Subject to the provisions of Sections 5.1(c) through (j) and
Section 5.1(l), items of income and gain shall be allocated among the Partners in proportion to their Percentage Interests.

     (l)        Notwithstanding Section 5.1(k), but subject to the provisions of
Section 5.1(c) through (j), items of income and gain recognized (or deemed to be recognized) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership or of any partnership or limited liability company in which the Partnership holds an interest (directly or indirectly) or upon the dissolution of the Partnership or any partnership in which the Partnership holds an interest (whether directly or indirectly),(collectively, any such disposition or dissolution being referred to as a "Capital Event") shall be allocated in the following order:

                   (1) First, to the Partners having deficit balances in their Capital Accounts (computed after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation or dissolution occurs), to the extent of, and in proportion to, such deficits;

                   (2) Second, to the Partners, the amount or amounts required to increase the positive balance in each Partner's Capital Account to the remaining amount then distributable to such Partner under Section 7.5(d); and

                   (3) Third, to the General Partner or any Limited Partner, as the case may be, the least amount necessary to cause the Capital Accounts of the Partners (reduced by the amounts distributable to them under Section 7.5(d)) to be in the same ratio as their Percentage Interests then in effect;

                   (4) Thereafter, to the Partners in proportion to their relative Percentage Interests.

     5.2   Distributions.

     (a) Subject to Sections 5.2(b) and (c) and Article 7, prior to dissolution of the Partnership, the General Partner shall distribute to the Partners such amounts of cash received by the Partnership from its operations, less amounts necessary or desirable for the payment of Partnership expenses or debts or the maintenance of reasonable reserves for expenses, contingencies and working capital requirements, as the General Partner may from time to time deem advisable. Distributions pursuant to this Section 5.2(a) shall be made to the Partners in proportion to their Percentage Interests.

     (b) Subject to Sections 5.2(c) and Article 7, upon a Capital Event not constituting or requiring a dissolution of the Partnership, the General Partner shall first use the available proceeds therefrom to pay, or otherwise provide for discharge of, any indebtedness of the Partnership and shall distribute to the Partners the balance of such proceeds, less reasonable reserves for expenses, contingencies and working capital requirements, no later than sixty (60) days after the close of such Capital Event. Distributions pursuant to this Section 5.2(b) shall be made to the Partners in the manner and amounts provided under Section 7.5(d) through (f).

     (c) Any other provision of this Agreement to the contrary notwithstanding, no distribution shall be made which would render the Partnership insolvent or which is prohibited by the terms of any Partnership indebtedness or the Act.

                                    ARTICLE 6
                        Transfer of Partnership Interests
                        ---------------------------------

     6.1 Restriction on Transfer. No Partner may Transfer all or any part of their interest in the Partnership.

     6.2 Effect of Purported Transfer. Any purported Transfer of all or any part of a Partner's interest in the Partnership shall be null and void ab initio and of no force or effect.

     6.3 Liability for Breach. Any Partner purporting to Transfer its interest in the Partnership or any part thereof shall be liable to the Partnership and the other Partners for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising as a direct or consequential result thereof.

                                    ARTICLE 7
                         Dissolution of the Partnership
                         ------------------------------

     7.1 Liquidation. Upon the occurrence of an event of dissolution as defined in the Act or this Agreement, the Partnership shall engage in no further business except as may be necessary to distribute its assets and wind up its affairs. The General Partner, or if the General Partner wrongfully caused the dissolution of the Partnership, then the Limited Partner shall appoint a liquidator (who may, but need not, be a Partner) who shall have sole authority and control over the winding up and liquidation of the Partnership's business and affairs and shall diligently pursue the winding up and liquidation of the Partnership. During the course of liquidation, the Partners shall continue to share profits and losses as provided for in this Agreement, but there shall be no cash distributions to the Partners until the Distribution Date (as hereinafter defined).

     7.2 Events of Dissolution. The following shall constitute events of dissolution under this Agreement:

           (a) upon thirty days prior written notice of a determination by the General Partner that an event of dissolution has occurred under the Act;

           (b) the end of the Partnership's term as specified in Article 2 hereof;

           (c) the General Partner ceasing to be the General Partner as provided by law or otherwise;

           (d) the bankruptcy or insolvency of the General Partner; or

           (e) as otherwise required by law.

     7.3   Continuation. Notwithstanding clauses (c), (d) and (e) of
Section 8.2, the events described therein shall not cause a dissolution of the Partnership, provided that within ninety (90) days after the occurrence of any such event, the remaining Partners agree in writing to continue the business of the Partnership and, if such event leaves no General Partner, select one or more new General Partners, which appointment shall be effective as of the date the prior General Partner ceased to be a General Partner or became insolvent or bankrupt.

     7.4 Winding Up. Liquidation shall continue until the Partnership's affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations and liabilities of the Partnership are satisfied or can be adequately provided for under this Agreement. The assumption or guarantee in good faith by one or more financially responsible persons shall be deemed to be an adequate means of providing for such obligations and liabilities. In the course of such winding up, the assets of the Partnership other than cash shall be sold or, if the General Partner in its sole discretion deems it appropriate, distributed in kind to the Partners on the basis of the fair market value of such distributed assets on the date of distribution.

     7.5 Liquidating Distributions. When the liquidator has determined that there can be a final accounting, the liquidator shall establish a date (not to be later than the end of the taxable year of the liquidation, i.e., the time at which the Partnership ceases to be a going concern as provided in section 1.704-1(b)(2)(ii)(g) of the Income Tax Regulations, or, if later, ninety (90) days after the date of such liquidation) for the distribution of the proceeds of liquidation of the Partnership (the "Distribution Date"). The assets of the Partnership, to the extent they are sufficient, shall be distributed in the following order on the Distribution Date:

           (a) First, to pay all expenses of liquidation and winding up;

           (b) Second, to pay all debts of the Partnership, other than debts owing to the Partners;

           (c) Third, to pay all debts of the Partnership owing to the Partners;

           (d) Fourth, to pay to each Partner an amount equal to the aggregate amount of cash (but no other consideration) contributed to the Partnership as the capital contributions of such Partner (reduced by all amounts previously distributed to such Partner under or by reference to this
     Section 7.5(d)) or, if the remaining amount is insufficient to pay all such amounts in full (as so reduced), then pro rata in proportion to all such amounts;

           (e) Fifth, to pay all amounts owing to the Partners, as reflected by their closing Capital Account balances (reduced by all amounts distributed under Section 7.5(d)) or, if the remaining amount is insufficient to pay such balances in full (as so reduced) , then pro rata in proportion to their relative positive balances; and

           (f) Sixth, to pay the balance (if any) to the Partners in proportion to their Percentage Interests.

     7.6 No Deficit Restoration. No Partner shall be liable for the return of the capital contributions of the other Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets, nor shall any Partners be required to pay to the Partnership or to any other Partner any deficit in its Capital Account upon dissolution of the Partnership except to the extent required by the Act.

                                    ARTICLE 8
                                   Amendments
                                   ----------

     8.1 Amendment by General Partner. The General Partner, without the consent of any other Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

           (a) A change in the name of the Partnership or the location of the principal place of business of the Partnership.

           (b) Admission or termination of Partners in accordance with this Agreement.

           (c) A reduction in all or a portion of any Limited Partner's capital contribution or any increase thereof in accordance with this Agreement.

           (d) A change that is necessary to qualify the Partnership as a limited partnership under the laws of any state or that is advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes.

           (e) A change (i) that does not adversely affect the Limited Partners in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the Limited Partner, or (iii) that is required or contemplated by this Agreement.

           (f) Any other amendments similar to the foregoing.

     8.2 Consent of Limited Partners. Except as otherwise provided herein, the unanimous consent of the Limited Partners shall be required to amend this Agreement.

                                   ARTICLE 9
                                   Accounting
                                   ----------

     9.1 Fiscal Year. Except as may otherwise be required by the Code or the Income Tax Regulations, the fiscal year of the Partnership for both financial and tax reporting purposes shall end on December 31.

     9.2 Tax Matters Partner. The General Partner shall act as the Tax Matters Partner of the Partnership. The Tax Matters Partner shall promptly advise the other Partners of audits and other actions by the Internal Revenue Service or other authorities and shall consult the other Partners regarding such matters. The Tax Matters Partner shall not be authorized to bind any Partner with respect to any settlement agreement pursuant to section 6224(c)(3) of the Code and shall timely notify all Partners of all administrative or judicial proceedings involving federal, state and local income or other tax matters involving the Partnership.

     9.3 Books and Records. Complete books and records accurately reflecting the accounts, business, transactions and Partners of the Partnership shall be maintained and kept by the General Partner at the Partnership's principal place of business. The books and records of the Partnership shall be open at reasonable business hours on prior appointment for inspection and copying by the Partners.

     9.4 Tax Information. Within ninety (90) days of the end of each fiscal year, the Partnership shall prepare and mail, or cause its accountants to prepare and mail, to each Partner and, to the extent necessary, to each former Partner (or its legal representatives), a report setting forth in sufficient detail such information as is required to be furnished to the Partners by law (e.g., section 6031(b) of the Code and regulations thereunder) and as shall enable such Partner or former Partner (or his or its legal representatives) to prepare their respective federal and state income tax or informational returns in accordance with the laws, rules and regulations then prevailing.

                                   ARTICLE 10
                                  Miscellaneous
                                  -------------

     10.1 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Valid execution shall be deemed to have occurred when a signature page is executed by the Partner in question.

     10.2 Notices. All notices, approvals, consents and other communications required or permitted to be given under this Agreement shall be in writing and shall be hand delivered

(including by messenger or recognized commercial delivery or courier service), sent by facsimile transmission or sent by registered or certified mail, postage prepaid, addressed to the Partner intended at the address set forth below its name on the signature pages hereto or at such other address as such Partner may designate by notice given to the other Partners in the manner aforesaid and shall be deemed given and received on the date it is delivered, in the case of delivery by hand or by facsimile or, in the case of delivery by mail, actual delivery as shown by the addressee's return receipt. Rejection or other refusal to accept or inability to deliver because of a change of address of which no notice was given shall be deemed to be receipt of the notice.

     10.3  Governing Law, etc.

     (a) This Agreement has been executed and delivered in the State of Delaware and shall, in all respects be governed by, interpreted, and construed in accordance with the laws of the State of Delaware, all rights and remedies of the Partners in respect thereof being governed by such laws.

     (b) Each Partner hereby irrevocably appoints The Corporation Trust Company, at its office in Wilmington, Delaware, United States of America, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement and upon whom such process may be served, with the same effect as if such party were a resident of the State of Delaware and had been lawfully served with such process in such jurisdiction, and waives all claim of error by reason of such service; provided that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in Section 10.2. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in Wilmington, Delaware, reasonably satisfactory to the other party, with like powers.

     (c) The choice of law provisions of this Article 10 have been negotiated in good faith and agreed upon by the parties hereto and are reasonable especially considering that this Agreement is subject to and conforms with the Act. All Partners, by their execution of this Agreement, expressly agree, to the fullest extent permitted by law, not to challenge the choice of law provisions contained in this Article 10.

     10.4 Other Business Ventures. It is acknowledged and agreed that the Partners and their Affiliates may engage in other activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership, and the other Partners expressly authorize the foregoing. No Partner nor its officers, directors, partners, employees, agents or affiliates shall be prohibited from engaging directly or indirectly in other activities or business which may compete, directly or indirectly, with any activity or business of the Partnership or any of its Partners. No Partner has any duty or obligation to any other Partner or the Partnership to offer any opportunity to acquire assets, nor any other business opportunity, to the Partnership, and any Partner may pursue any such opportunity at their sole discretion without any obligation to any other Partner or the Partnership. The Partnership shall not have any right to any income or profit derived by any Partner, or its officers, directors, partners, employees, agents or affiliates from any enterprise, opportunity or transactions undertaken by such Persons pursuant to the terms of this Section 11.4. The parties hereto hereby waive, and covenant not to sue on the basis of, any law (statutory, common law or otherwise) respecting the rights and obligations of the Partners which is or may be inconsistent with this Section 10.4.

     10.5 Indemnification and Liability of Partners. The Partnership shall indemnify and hold harmless the Partners and any partner, employee or agent of the Partners and any employee or agent of the Partnership and/or the legal representatives of any of them, and each other person who may incur liability as a partner or otherwise, against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or it may be involved or with which he or it may be threatened, while a partner or serving in such other capacity or thereafter, by reason of its being or having been a partner, or by serving in such other capacity, except with respect to any matter which constitutes willful misconduct, bad faith, gross negligence or reckless disregard of the duties of its office, criminal intent or a material breach of this Agreement. The Partnership shall advance to the Partners and any partner, employee or agent of any of them reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. The Partners hereby agree, and each employee or agent of the Partners and the Partnership shall agree in writing prior to any such advancement, that in the event he or it receives any such advance, such indemnified party shall reimburse the Partnership for such fees, costs and expenses to the extent that it shall be finally determined that he or it was not entitled to indemnification under this Section 10.5. The rights accruing to the Partners and each partner, employee or agent of them under this paragraph shall not exclude any other right to which it or they may be lawfully entitled; provided, however, that any right of indemnity or reimbursement granted in this paragraph or to which any indemnified party may be otherwise entitled may only be satisfied out of the assets of the Partnership, and no withdrawn Partner, and no Partner, shall be personally liable with respect to any such claim for indemnity or reimbursement. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 10.5 shall not be construed so as to provide for the indemnification of the Partners or any employee or agent of such Partner for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 10.5 to the fullest extent permitted by law.

     10.6 Additional Instruments. This Agreement shall be binding upon the parties hereto and upon their heirs, executor, administrator, successors or assigns, and the parties hereto agree for themselves and their heirs, executors, administrator, successors and assigns to execute any and all instruments in writing which are or may become necessary or proper to carry out the purpose and intent of this Agreement.

     10.7 Titles and Subtitles. Titles of the Sections and subsections are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement.

     10.8 Words and Gender. As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any general shall be applicable to all genders.

     10.9 Severability. In the event any provisions of this Agreement shall be held to be invalid, illegal, or unenforceable under present or future laws effective during the term of this Agreement, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such invalid, illegal, or unenforceable provisions, there shall be added automatically as a part of this Agreement a provision as similar in terms to such invalid, illegal, or unenforceable provisions as may be valid, legal, and enforceable.

     10.10 Waiver. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

     10.11 Attorneys' Fees. If any party hereto brings any action at law or in equity, or in arbitration to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the other party hereto, reasonable attorneys' fees and costs of arbitration in addition to the other relief to which such party may be entitled.

     10.12 Amendments. This Agreement may be modified or amended only by an instrument in writing signed by all Partners.

     10.13 Entire Agreement. This instrument constitutes the entire agreement between the Partners with respect to the Partnership and supersedes all prior agreements, understandings, offers and negotiations, oral or written which shall bind the parties except to the extent inconsistent herewith.

     10.14 Waiver of Partition. Each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set opposite their signatures below.

                                             GENERAL PARTNER

ADDRESS:                                     CB COMMERCIAL REAL ESTATE GROUP,
                                             INC.
533 S. Fremont Avenue
Los Angeles, CA 90071
                                             By: /s/ David A. Davidson
                                                 ---------------------------
DATED:  October 1, 1995                      Name: David A. Davidson
                                             Title:  President

                                             LIMITED PARTNERS:

ADDRESS:                                     VINCENT F. MARTIN, JR., INC.

533 S. Fremont Avenue
Los Angeles, CA 90071                        By: /s/ David A. Davidson
                                                 ---------------------------
                                             Name: David A. Davidson
DATED:  October 1, 1995                      Title:  President

ADDRESS:                                     STANTON H. ZARROW, INC.

533 S. Fremont Avenue
Los Angeles, CA 90071                        By: /s/ David A. Davidson
                                                 ---------------------------
                                             Name: David A. Davidson
DATED:  October 1, 1995                      Title:  President

ADDRESS:                                     BRUCE L. LUDWIG, INC.

533 S. Fremont Avenue
Los Angeles, CA 90071                        By: /s/ David A. Davidson
                                                 ---------------------------
                                             Name: David A. Davidson
DATED:  October 1, 1995                      Title:  President

ADDRESS:                                     SOL L. RABIN, INC.

533 S. Fremont Avenue
Los Angeles, CA 90071                        By: /s/ David A. Davidson
                                                 ---------------------------
                                             Name: David A. Davidson
DATED:  October 1, 1995                      Title:  President

ADDRESS:                                     ROGER C. SCHULTZ, INC.

533 S. Fremont Avenue
Los Angeles, CA 90071                        By: /s/ David A. Davidson
                                                 ---------------------------
                                             Name: David A. Davidson
DATED:  October 1, 1995                      Title:  President

                                    EXHIBIT A
                                    ---------

                         Percentage Interest of Partners

                   Name                                  Percentage Interest
----------------------------------------                 -------------------
Vincent F. Martin, Jr., Inc.,
a California corporation                                          19.65%

Stanton H. Zarrow, Inc.,
a California corporation                                          14.76%

Bruce L. Ludwig, Inc.,
a California corporation                                          14.93%

Sol L. Rabin, Inc.,
a California corporation                                          14.93%

Roger C. Schultz, Inc.,
a California corporation                                          14.86%

CB Commercial Real Estate Group, Inc.                             20.87%

                                    EXHIBIT B
                                    ---------

                          Value of Capital Contributing
                               of Limited Partners

               Name                           Value of Capital Contributions
----------------------------------            ------------------------------

Vincent F. Martin, Jr., Inc.,
a California corporation                                $1,175

Stanton H. Zarrow, Inc.,
a California corporation~                               $  226

Bruce L. Ludwig, Inc.,
a California corporation                                $1,134

Sol L. Rabin, Inc.,
a California corporation                                $1,132

Roger C. Schultz, Inc.,
a California corporation                                $1,158